UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2018

LANDCADIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South, Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 2, 2018, Landcadia Holdings, Inc. (the “Company”) and its wholly owned subsidiary (“Merger Sub”) entered into a debt commitment letter (the “Commitment Letter”) with Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and of one or more of its funds and/or affiliates (collectively, “Luxor”), pursuant to which Luxor agreed to (a) provide a senior secured first priority term loan facility to Merger Sub in the aggregate principal amount of $25,000,000 (the “Debt Facility”) and (b) purchase from the Company an aggregate principal amount of $60,000,000 of the Company’s convertible promissory notes (the “Notes” and, together with the Debt Facility, the “Debt Financings”), in each case concurrently with the closing of the previously announced business combination (the “Business Combination”) between the Company and Waitr Incorporated (“Waitr”).

Debt Facility

The Debt Facility will be guaranteed by the Company and secured by a lien on substantially all assets of the Company. Loans advanced under the Debt Facility will mature four years after the closing of the Business Combination (the “Closing Date”). Interest on borrowings under the Debt Facility will accrue at a rate of 7.0% per annum, payable quarterly, in cash or, at the election of the borrower, as a payment-in-kind. Any amounts paid in kind will be added to the principal amount of the Debt Facility on such interest payment date (increasing the principal amount thereof) and will thereafter bear interest at the rate set forth above.

In connection with the Debt Facility, the Company has agreed to issue to the lenders under the Debt Facility warrants to purchase an aggregate of $5.0 million of common equity in the Company (the “Warrants”). The Warrants will become exercisable after the Business Combination and (i) will expire four (4) years from the Closing Date, (ii) will have an exercise price of $13.00 per share, and (iii) will include standard anti-dilution protection, including weighted average adjustments for issuances of additional shares. Holders of the Warrants will have customary registration rights with respect to the shares underlying the warrants. In addition, the Company will be required to repay the Debt Facility in full in the event that either (i) the registration statement for the resale of the Notes (as defined below) and the shares of common stock underlying the Notes and Warrants has not been filed within 30 days after the Closing Date, or (ii) such registration statement is not effective within 180 days after the Closing Date. Such repayment shall be payable within nine months after the Debt Facility becomes due.

During the first 12 months following the Closing Date, the Company will be required to pay a prepayment premium of 5.0% of the principal amount to be prepaid in connection with (i) any prepayments (whether before or after an event of default), (ii) any payment, repayment or redemption of the obligations following an acceleration, (iii) certain bankruptcy events, or (iv) the termination for any reason of the definitive agreements documenting the issuance of the Notes. Thereafter, the Debt Facility may be prepaid without penalty or premium.

Convertible Notes

The Notes will bear interest at 1.0% per annum, paid quarterly in cash and will mature four years from the Closing Date. Upon maturity, the Notes (and any accrued but unpaid interest) will be repaid in cash or converted into shares of common equity of the Company, at the holder’s election.

At any time at the holder’s election, each Note may be converted in whole or in part into shares of common equity of the Company at a rate of $13.00 per share (subject to a 9.9% conversion cap). The Notes will include customary anti-dilution protection, and the Notes (and the shares issuable upon their conversion) will have certain registration rights.

The Company may only prepay the Notes with the consent of the holders of at least a majority-in-interest of the outstanding Notes.

Private Placement Warrant Exchange

In connection with the Debt Financings, the Company’s co-sponsors, Fertitta Entertainment, Inc. (“FEI”) and Jefferies Financial Group Inc., have agreed to exchange the 14,000,000 warrants purchased by them in connection with the Company’s initial public offering (“private placement warrants”) for 1,600,000 shares of the Company’s common stock. In addition, the parties have agreed that the Company will repay FEI $1,250,000 in cash and issue to FEI 75,000 shares of the Company’s common stock at the closing of the Business Combination, in full satisfaction of FEI’s prior $1,500,000 convertible loan to the Company.

Board Nomination Rights

Pursuant to the terms of the Commitment Letter, the Company has agreed to include in its proxy statement for the Business Combination two directors designated by Luxor to serve on the Company’s board of directors upon the closing of the Business Combination. Luxor will thereafter have nomination rights with respect to two directors for so long as it satisfies a minimum ownership threshold to be agreed by the parties in connection with the definitive documentation for the Debt Financings.

Other Provisions

The definitive documentation for the Debt Financings will include customary affirmative and negative covenants, representations and warranties and events of default. The definitive documentation for the Debt Financings will not include any financial maintenance covenants.

The obligation of Luxor to provide the Debt Financings under the Commitment Letter is subject to a number of customary conditions, including, without limitation, the negotiation and execution of applicable definitive financing documents contemplated by the Commitment Letter and the consummation of the Business Combination in accordance with the terms of the Merger Agreement. In addition, the Company has agreed to reimburse Luxor for all reasonable and documented out-of-pocket expenses incurred in connection with the preparation and negotiation of the Commitment Letter and certain definitive documentation and ancillary documents related to the Debt Financings in an amount not to exceed $850,000.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Notes, Warrants, shares of common equity of the Company underlying the Notes and Warrants and shares of common equity issuable in exchange for the private placement warrants is incorporated by reference herein. The Notes and Warrants (including the shares of common equity underlying the Notes and Warrants) and the shares of common equity issuable upon the exchange of the private placement warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On October 3, 2018, the Company issued a press release announcing that it entered into the Commitment Letter. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, furnished as Exhibit 99.2 hereto is a copy of an updated investor presentation that the Company will use in connection with the Business Combination.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company has filed a preliminary proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and, when available, the definitive proxy statement and documents incorporated by reference therein filed in connection the Business Combination, as these materials contain important information about Waitr, the Company and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders may obtain copies of the preliminary proxy statement and, when available, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

The Company, its directors and executive officers, and Jefferies LLC may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s preliminary proxy statement, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Waitr and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is included in the proxy statement for the Business Combination.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Waitr’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Waitr’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Waitr’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (2) the outcome of any legal proceedings that may be instituted against the Company and Waitr following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (4) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (5) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on The Nasdaq Stock Market following the Business Combination; (6) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Waitr or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Commitment Letter, dated as of October 2, 2018, by and among Landcadia Holdings, Inc., Landcadia Merger Sub, Inc. and Luxor Capital Group, LP.
99.1	Press Release, dated October 3, 2018.
99.2	Investor Presentation, dated October 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDCADIA HOLDINGS, INC.

	By:	/s/ Richard H. Liem
Name: Richard H. Liem
Title: Vice President and Chief Financial Officer

Dated: October 3, 2018